UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2017

ARCTIC CAT INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-18607	41-1443470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North 3rd Street Minneapolis, Minnesota	55401
(Address of Principal Executive Offices)	(Zip Code)

(612) 350-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Arctic Cat Inc. (“Arctic Cat”) today reported preliminary unaudited results for its fiscal 2017 third quarter ended December 31, 2016. Arctic Cat reported net sales of $117.4 million and a net loss of $37.2 million, or $2.85 per share. The net loss included the income tax expense impact of recording a $26.9 million valuation allowance against deferred tax assets, which increased the net loss by $2.06 per share. As of December 31, 2016, Arctic Cat had $10.5 million of cash and cash equivalents and long-term debt of $79.1 million. Final unaudited results will be reported in Arctic Cat’s Quarterly Report on Form 10-Q, which is expected to be filed with the SEC on or before February 9, 2017.

Aces Acquisition Corp., an indirect subsidiary of Textron Inc., has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Arctic Cat and plans to commence a tender offer for outstanding shares of Arctic Cat. That tender offer has not yet commenced and this communication is not an offer to purchase or a solicitation of an offer to sell any shares or any other securities of Arctic Cat. On the commencement date of the tender offer, Aces Acquisition Corp. and Textron Inc. will file a Tender Offer Statement on Schedule TO (“Schedule TO”), including an offer to purchase, a letter of transmittal and related documents, with the United States Securities and Exchange Commission (the “SEC”). Thereafter, Arctic Cat will file a Solicitation/Recommendation Statement on Schedule 14D-9 (“Schedule 14D-9”) with the SEC. Textron Inc. and Aces Acquisition Corp. intend to mail these documents to security holders of Arctic Cat. Security holders are urged to read, carefully and in their entirety, both the Schedule TO and the Schedule 14D-9 regarding the tender offer, each as may be amended from time to time, and any other documents relating to the tender offer that are filed with the SEC, when they become available because they will contain important information relevant to making any decision regarding tendering shares. These materials will be made available free of charge on the “Investor Relations” section of Arctic Cat’s website at www.arcticcat.com when available. In addition, all of these materials (and all other materials filed by Arctic Cat with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Security holders may also obtain free copies of the documents filed by Arctic Cat with the SEC by contacting Investor Relations/CFO at Arctic Cat Inc., 500 North 3rd Street, Minneapolis, MN 55401; telephone number (612) 350-1791.

Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding the proposed transaction between Arctic Cat, Textron Inc., and Aces Acquisition Corp., the expected timetable for completing the transaction, and any other statements by management of Arctic Cat concerning future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the parties and their management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Risks and uncertainties include the satisfaction of closing conditions for the acquisition, including the tender of a number of shares that constitutes a majority of Arctic Cat’s outstanding shares on a fully-diluted basis; the possibility that the transaction will not be completed, or if completed, not completed on a timely basis.

Arctic Cat cannot give any assurance that any of the transactions contemplated by the Merger Agreement will be completed or that the conditions to the Offer will be satisfied. A further list and description of additional business risks, uncertainties and other factors can be found in Arctic Cat’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016, as well as other Arctic Cat SEC filings. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov and www.arcticcat.com. Many of the factors that will determine the outcome of the subject matter of this communication are beyond Arctic Cat’s ability to control or predict. Arctic Cat does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCTIC CAT INC.

Dated: February 1, 2017	By:	/s/ Christopher J. Eperjesy
Christopher J. Eperjesy
Chief Financial Officer